Exhibit 5.1

[Lowenstein Sandler LLP Letterhead]

November 19, 2018

CytoDyn Inc.

1111 Main Street, Suite 660

Vancouver, Washington 98660

Re: Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is being furnished to you in connection with the post-effective Amendment No. 1 to the Registration Statement on Form S-3 (as amended, the “Registration Statement”), filed by CytoDyn Inc., a Delaware corporation (formerly Point NewCo Inc.) (the “Company”), with the Securities and Exchange Commission (the “Commission”) on November 19, 2018 under the Securities Act of 1933, as amended (the “Securities Act”), as successor to CytoDyn Inc., a Delaware corporation (“Old CytoDyn”).

The base prospectus, which is part of the Registration Statement on Form S-3 filed with the Commission on February 23, 2018, under the Securities Act (the “Base Prospectus”) provides that it will be supplemented in the future by one or more prospectus supplements (each, including the Prior Prospectus Supplements (as defined below), a “Prospectus Supplement”). The Base Prospectus, as supplemented by the various Prospectus Supplements, provides for the issuance and sale by the Company from time to time of up to $200,000,000 aggregate offering price of (i) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”), in one or more series or classes, (iii) secured or unsecured debt securities, in one or more series, which may be either senior debt securities, senior subordinated debt securities, subordinated debt securities or junior subordinated securities (the “Debt Securities”), to be issued pursuant to an Indenture between the Company and a trustee or bank to be named (the “Trustee”), which may be supplemented for any series of Debt Securities (the “Indenture”), (iv) warrants to purchase shares of Common Stock or Preferred Stock (the “Warrants”), (v) overallotment purchase rights to purchase shares of Common Stock or Preferred Stock or Warrants (the “Overallotment Purchase Rights”), (vi) rights to purchase common stock, preferred stock, warrants or debt securities (the “Rights”), or (vii) units composed of any of the foregoing (the “Units”). The Common Stock, Preferred Stock, Debt Securities, Warrants, Overallotment Purchase Rights, Rights and Units are collectively referred to herein as the “Securities.” The Warrants may be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a bank or trust company as warrant agent. The Overallotment Purchase Rights or Rights may be issued pursuant to a rights agreement (the “Rights Agreement”) between the Company and a bank or trust company as rights agent. Any Preferred Stock may be exchangeable for and/or convertible into shares of Common Stock or another series of Preferred Stock. Any Debt Securities may be exchangeable and/or convertible into shares of Common Stock or Preferred Stock. The Units may be issued pursuant to a Unit Agreement (the “Unit Agreement”) between the Company and a bank or trust company as unit agent. The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act.

Old CytoDyn previously filed with the Commission certain Prospectus Supplements (the “Prior Prospectus Supplements”), which provide for the issuance of up to an aggregate of 32,277,055 shares of Common Stock (the “Warrant Shares”) to be issued by the Company upon the exercise of certain outstanding warrants (the “Outstanding Warrants”) previously offered and sold by Old CytoDyn under the circumstances described in such Prior Prospectus Supplements, as follows:

•	the Prospectus Supplement filed March 9, 2018, relating to the issuance of up to 25,667,055 Warrant Shares;

•	the Prospectus Supplement filed May 22, 2018, relating to the issuance of up to 4,640,000 Warrant Shares; and

•	the Prospectus Supplement filed June 15, relating to the issuance of up to 1,970,000 Warrant Shares.

In rendering our opinions set forth below, we have reviewed the Registration Statement and the exhibits thereto. In rendering our opinions relating to the Warrant Shares, we have examined (i) the Amended and Restated Certificate of Incorporation of the Company; (ii) the Amended and Restated Bylaws of the Company; (iii) the forms of the Outstanding Warrants; (iv) the Subscription Agreements relating to the sale of the Outstanding Warrants; (v) the Transaction Agreement, dated August 27, 2018, by and among the Company, Old CytoDyn, Point Merger Sub Inc. a Delaware corporation and then a wholly owned subsidiary of the Company, ProstaGene, LLC, a Delaware limited liability company and Richard G. Pestell, M.D., Ph.D.; and (vi) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and we have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion set forth herein.

In our examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; and (iv) the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1. With respect to shares of Common Stock, when (a) the issuance and the terms of the sale of the shares of Common Stock have been duly authorized by the Board of Directors of the Company in conformity with the Company’s certificate of incorporation and bylaws; (b) such shares have been issued and delivered against payment of the purchase price therefor in an amount in excess of the par value thereof, in accordance with the applicable definitive purchase, underwriting or similar agreement, and as contemplated by the Registration Statement, the Base Prospectus and the related Prospectus Supplement; and (c) to the extent such shares of Common Stock are to be issued upon the conversion, exchange or exercise of any Preferred Stock, Debt Securities, Warrants, Overallotment Purchase Rights or Rights, when such shares have been duly issued and delivered as contemplated by the terms of the applicable Preferred Stock, the Indenture relating to such Debt Securities, the Warrant Agreement relating to such Warrants or the Rights Agreement relating to such Overallotment Purchase Rights or Rights, respectively, the shares of Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to any particular series of shares of Preferred Stock, when (a) the issuance and the terms of the sale of the shares of Preferred Stock have been duly authorized by the Board of Directors of the Company in conformity with the Company’s certificate of incorporation and bylaws; (b) an appropriate certificate of designation relating to a series of the Preferred Stock to be sold under the Registration Statement has been duly authorized and adopted and filed with the Secretary of State of Delaware; (c) the terms of issuance and sale of shares of such series of Preferred Stock have been duly established in conformity with the Company’s certificate of incorporation and bylaws so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property; (d) such shares have been issued and delivered against payment of the purchase price therefor in an amount in excess of the par value thereof, in accordance with the applicable definitive purchase, underwriting or similar agreement, and as contemplated by the Registration Statement, the Base Prospectus and the related Prospectus Supplement; and (e) to the extent such shares of Preferred Stock are to be issued upon the conversion, exchange or exercise of any Preferred Stock, Debt Securities, Warrants, Overallotment Purchase Rights, or Rights, when such shares have been duly issued and delivered as contemplated by the terms of the Indenture relating to such Debt Securities, the Warrant Agreement relating to such Warrants or the Rights Agreement relating to such Overallotment Purchase Rights or Rights, respectively, the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to Debt Securities, when (a) the issuance and the terms of the sale of the Debt Securities have been duly authorized by the Board of Directors of the Company; (b) the terms of the Debt Securities and of their issuance and sale have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property; (c) the Debt Securities and the applicable Indenture relating to the Debt Securities have been duly executed and countersigned and in the case of the Indenture, duly authenticated by the Trustee, and the Debt Securities have been issued and sold as contemplated by the Registration Statement, the Base Prospectus and the related Prospectus Supplement; and (d) the Company has received the applicable consideration for the Debt Securities as contemplated by the Registration Statement, the Base Prospectus and the related Prospectus Supplement, the Debt Securities will constitute valid and binding obligations of the Company.

4. With respect to Warrants, when (a) the issuance and the terms of the sale of the Warrants have been duly authorized by the Board of Directors of the Company; (b) the terms of the Warrants and of their issuance and sale have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property; (c) the Warrants and the applicable Warrant Agreement relating to the Warrants, if any, have been duly executed and countersigned and the Warrants have been issued and sold in accordance with the applicable definitive purchase, underwriting or similar agreement, as contemplated by the Registration Statement, the Base Prospectus and the related Prospectus Supplement; and (d) the Company has received the applicable consideration for the Warrants as contemplated by the Registration Statement, the Base Prospectus and the related Prospectus Supplement, the Warrants will constitute valid and binding obligations of the Company.

5. With respect to Overallotment Purchase Rights, when (a) the issuance and the terms of the sale of the Overallotment Purchase Rights have been duly authorized by the Board of Directors of the Company; (b) the terms of the Overallotment Purchase Rights and of their issuance and sale have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property; (c) the Overallotment Purchase Rights and the applicable Rights Agreement relating to the Overallotment Purchase Rights, if any, have been duly executed and countersigned and the Overallotment Purchase Rights have been issued and sold in accordance with the applicable definitive purchase, underwriting or similar agreement, as contemplated by the Registration Statement, the Base Prospectus and the related Prospectus Supplement; and (d) the Company has received the applicable consideration for the Overallotment Purchase Rights as contemplated by the Registration Statement, the Base Prospectus and the related Prospectus Supplement, the Overallotment Purchase Rights will constitute valid and binding obligations of the Company.

6. With respect to Rights, when (a) the issuance and the terms of the sale of the Rights have been duly authorized by the Board of Directors of the Company; (b) the terms of the Rights and of their issuance and sale have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property; (c) the Rights and the applicable Rights Agreement relating to the Rights, if any, have been duly executed and countersigned and the Rights have been issued and sold in accordance with the applicable definitive purchase, underwriting or similar agreement, as contemplated by the Registration Statement, the Base Prospectus and the related Prospectus Supplement; and (d) the Company has received the applicable consideration for the Rights as contemplated by the Registration Statement, the Base Prospectus and the related Prospectus Supplement, the Rights will constitute valid and binding obligations of the Company.

7. With respect to Units, when (a) the issuance and the terms of the sale of the Units have been duly authorized by the Board of Directors of the Company; (b) the terms of the Units and of their issuance and sale have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property; (c) the Unit Agreement and the Units have been duly executed and countersigned and the Units have been issued and sold in accordance with the applicable Unit Agreement, as contemplated by the Registration Statement, the Base Prospectus and the related Prospectus Supplement; and (d) the Company has received the applicable consideration for the Units as contemplated by the Registration Statement, the Base Prospectus and the related Prospectus Supplement, the Units will constitute valid and binding obligations of the Company.

8. With respect to the Warrant Shares, when issued, paid for and delivered in accordance with the terms of the Outstanding Warrants, as contemplated by the Registration Statement, the Base Prospectus and the Prior Prospectus Supplements, the Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable.

In rendering the opinions set forth above, we have assumed that (i) the Registration Statement (and any applicable post-effective amendment thereto) will have become effective under the Securities Act, a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby and such Securities will have been issued and sold in accordance with the terms of such Prospectus Supplement and in compliance with all applicable laws; (ii) a definitive purchase, underwriting or similar agreement with respect to such Securities (if applicable) will have been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Securities will be duly authorized by all necessary corporate action by the Company and any agreement pursuant to which such Securities may be issued will be duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Company is and will remain duly organized, validly existing and in good standing under applicable state law; and (v) the Company has reserved a sufficient number of shares of its duly authorized, but unissued, Common Stock and Preferred Stock as is necessary to provide for the issuance of the shares of Common Stock and Preferred Stock pursuant to the Registration Statement. In rendering our opinions relating to the Warrant Shares, we have also assumed that any certificates representing the Warrant Shares will conform to the Specimen Common Stock Certificate filed as Exhibit 4.1 to the Registration Statement.

The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to liability where such indemnification or contribution is contrary to public policy. We express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws. Our opinion expressed herein is also subject to the qualification that no term or provision shall be included in any certificate of designation relating to any series of the Preferred Stock, Indenture, Warrant Agreement, Rights Agreement, Unit Agreement or any other agreement or instrument pursuant to which any of the Securities are to be issued that would affect the validity of such opinion.

Our opinion is limited to the federal laws of the United States, the General Corporation Law of the State of Delaware and the State of New York. We express no opinion as to the effect of the law of any other jurisdiction. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement, the Base Prospectus, the Prior Prospectus Supplements and any other Prospectus Supplement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Lowenstein Sandler LLP

LOWENSTEIN SANDLER LLP